UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2016

Bioptix, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 38th Street Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 545-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Current Report on Form 8-K/A is being filed to report the early termination of the lock-up agreement restrictions applicable to the former preferred stock holders of BiOptix Diagnostics, Inc.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On September 12, 2016, Venaxis, Inc., now known as Bioptix, Inc. (the "Company") entered into (1) a Stock Purchase Agreement (the "Purchase Agreement") with the holders of all of the outstanding Series 1 Preferred Stock (the "Sellers") of BiOptix Diagnostics, Inc., a Delaware corporation ("BiOptix"); (2) a Registration Rights Agreement with the Sellers; and (3) a Lock-Up Agreement with each of the Sellers.
On January 5, 2017, in accordance with the terms of the Lock-Up Agreements, the Board of Directors of the Company approved a termination of the lock-up restrictions on the shares of the Company common stock issued to the Sellers in the transactions under the Purchase Agreement.  The removal of the lock-up restrictions does not impact the restrictions on transfer imposed by the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioptix, Inc. (formerly known as Venaxis, Inc.) (Registrant)
January 11, 2017	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer